SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12


                  BUSINESS RECORDS CORPORATION HOLDING COMPANY
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          (4)  Proposed maximum aggregate value of transaction:

     * Set forth amount on which the filing is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: $125

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:


                                        April 10, 1996



Dear Stockholder:

       You are cordially invited to attend the annual meeting of stockholders of Business Records Corporation Holding Company to be held in the Mockingbird II room of the Radisson Hotel Dallas, 1893 W. Mockingbird Lane, Dallas, Texas 75235 on May 16,1996, at 9:00 a.m.

       It is important that your shares be represented at the meeting whether or not you personally attend, and I urge you to sign, date and return the enclosed proxy at your earliest convenience.


                                        Yours very truly,



                                        Perry E. Esping
                                        Chairman and Chief Executive Officer


                  BUSINESS RECORDS CORPORATION HOLDING COMPANY
                      1111 W. Mockingbird Lane, Suite 1400
                               Dallas, Texas 75247


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 16, 1996


To the Stockholders of
  Business Records Corporation Holding Company:

   Business Records Corporation Holding Company, a Delaware corporation, will hold its annual meeting of stockholders in the Mockingbird II room of the Radisson Hotel Dallas, 1893 W. Mockingbird Lane, Dallas, Texas 75235, on May 16, 1996, at 9:00 a.m., Dallas time, for the following purposes:

      (a) To elect five directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

      (b) To approve an amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company to BRC Holdings, Inc.; and

      (c) To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of common shares authorized for issuance by the Company; and

      (d) To approve the Company's 1995 Stock Option Plan for Non-Employee Directors and the grant of options to four directors of the Company thereunder; and

      (e) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 22, 1996 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

   Whether or not you expect to be present at the annual meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope. You may revoke any previously delivered proxy by signing and dating a new proxy, by submitting a notice of revocation, or by voting in person. No postage is required if the proxy is mailed in the United States. Prompt response by our stockholders will reduce the time and expense of solicitation.

                           By Order of the Board of Directors,


                           Perry E. Esping
                           Chairman and Chief Executive Officer
Dallas, Texas
April 10, 1996


                  BUSINESS RECORDS CORPORATION HOLDING COMPANY
                      1111 W. Mockingbird Lane, Suite 1400
                               Dallas, Texas 75247

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 16, 1996

   Business Records Corporation Holding Company, a Delaware corporation (the "Company"), is furnishing this proxy statement to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting of stockholders (the "Annual Meeting") to be held in the Mockingbird II room of the Radisson Hotel Dallas, 1893 W. Mockingbird Lane, Dallas, Texas 75235, at 9:00 a.m., Dallas time, on May 16, 1996, or any adjournment thereof. Shares can be voted at the Annual Meeting only if the record holder thereof is represented by proxy or is present in person. All shares represented by a proxy in the form enclosed and properly executed and returned to the Company before the Annual Meeting will be voted in accordance with any specification made on such proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by executing a superseding proxy, by submitting a notice of revocation to the Company or by attending the Annual Meeting and voting in person. However, no such notice of revocation or later dated proxy will be effective unless and until received by the Company at or prior to the annual meeting. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is April 10, 1996.

   The enclosed Annual Report of the Company for the year ended December 31, 1995 is not part of the proxy solicitation material.

                            OUTSTANDING CAPITAL STOCK

   The record date for stockholders entitled to vote at the Annual Meeting is March 22, 1996. At the close of business on that date, the Company had issued and outstanding and entitled to vote 6,461,603 shares of Common Stock, par value $0.10 per share ("Common Stock").

                                QUORUM AND VOTING

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. The holders of the Common Stock have no cumulative voting rights. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                        ACTION TO BE TAKEN AT THE MEETING

   The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) "FOR"for the election as directors of the Company of the five persons named under the caption "ELECTION OF DIRECTORS," (ii) "FOR" the amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company to BRC Holdings, Inc., (iii) "FOR" the Amendment of the Company's restated Certificate of Incorporation to increase the number of common shares authorized for issuance by the Company, (iv) "FOR" the approval of the Company's 1995 Stock Option Plan for Non-Employee Directors and the grant of options to four directors of the Company thereunder, and (v) at the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors does not know of any such other matter or business.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information concerning the only persons known to the Company to be the beneficial owners of 5% or more of Common Stock or other voting stock of the Company at March 22, 1996:

Name and Address of            Number of                    Nature of                  Percent
 Beneficial Owner              Shares (1)              Beneficial Ownership            of Class
- -------------------            ----------              --------------------            --------
Perry E. Esping                1,337,329(2)       Sole voting and investment power       20.7%
4330 Bordeaux
Dallas, TX  75205

First Pacific Advisors, Inc.     532,000(3)       Shared investment power                 8.2%
11400 West Olympic Blvd.
Suite 1200
Los Angeles, CA  90064

Alex Sheshunoff                  369,300(4)       Sole voting and investment power        5.7%
Gabrielle Sheshunoff              35,100(4)       Sole voting and investment power        0.5%
505 Barton Springs Road
Suite 1100
Austin, TX  78704

Wallace R. Weitz & Co.            375,800(5)      Sole voting and investment power        5.8%
9290 West Dodge Road
Suite 405
Omaha, NE  68114


Wanger Asset Management, L.P.     373,800(6)      Shared voting and investment power      5.8%
Wanger Asset Mgmt., Ltd.
227 West Monroe, Suite 3000
Chicago, IL  60606


GHS Management, Inc.              340,300(7)      Sole voting and investment power        5.3%
G. Houston Hall                     5,000(8)      Sole voting and investment power        0.1%
James C. Smith                      7,000(9)      Sole voting and investment power        0.1%
8235 Douglas Avenue, Suite 420
Dallas, TX  75225

- --------------------
   (1)   All are shares of Common Stock.

   (2) According to information provided by Mr. Esping and contained in a statement on Schedule 13D dated March 28, 1988, as amended through Amendment No. 8 dated June 1, 1994, and Form 5 dated February 13, 1996, filed with the Securities and Exchange Commission. Mr. Esping holds 1,335,687 shares of Common Stock directly. Mr. Esping is also deemed to be the beneficial owner of 1,642 shares of Common Stock in the Company 401(k) plan and such shares are included in the figure noted in the table. Additionally, Mr. Esping has a right of first refusal to purchase shares of Common Stock issued to and still held by the participants of the Management Equity Participation Plans under the Company Purchase Plan (the "Purchase Plan Shares"). Generally, such right of first refusal gives Mr. Esping, in the event a participant desires to sell all or part of the Purchase Plan Shares held by him, the option to purchase such Purchase Plan Shares. By reason of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), Mr. Esping may be deemed to be the beneficial owner of 3,000 Purchase Plan Shares held by such participants (which are excluded from the figures above and for which Mr. Esping disclaims beneficial ownership), although he does not have any voting or investment power with regard thereto. Effective January 3, 1995, Mr. Esping subscribed for units of limited partnership interest in Falcon Fund, Ltd., a previously existing Texas limited partnership which is managed by GHS Management, Inc. As of January 1, 1996, this interest constituted 1.8% of the outstanding units. GHS Management, Inc. is also a principal stockholder and is discussed in Notes (7), (8) and (9) below. As a limited partner in such partnership, Mr. Esping has no right to control the partnership, direct the voting or disposition of its securities or receive a distribution of such securities. Mr. Esping disclaims any beneficial interest or any direct or indirect pecuniary interest in the Common Stock held of record or beneficially by Falcon Fund, Ltd.

   (3) Based upon information contained in the statement on Schedule 13G dated February 11, 1993 as amended through Amendment No. 3 dated February 13, 1996 filed with the Securities and Exchange Commission by First Pacific Advisors, Inc. First Pacific Advisors, Inc. is an investment advisor acting as record holder for institutional investors, including investment companies and pension funds. First Pacific Advisors, Inc. has indicated that it believes it shares voting and disposition authority with its clients by reason of the contractual arrangements it has with those parties. First Pacific Advisors, Inc. has advised the Company that, by virtue of a contract with a specific client, it has no voting authority with respect to 10,000 of the aggregate shares shown in the table above.

   (4) Based upon information contained in a statement on Schedule 13D dated May 15, 1989, as amended through Amendment No. 5 dated January 10, 1994, filed with the Securities and Exchange Commission by Alex Sheshunoff and Gabrielle Sheshunoff.

   (5) Based upon information contained in a statement on Schedule 13G as amended through Amendment No. 5, dated January 19, 1996, filed with the Securities and Exchange Commission by Wallace R. Weitz & Co.

   (6) Based upon information contained on Schedule 13G dated February 15, 1993 as amended through Amendment No.3 dated February 9, 1996 filed with the Securities and Exchange Commission by Wanger Asset Management, L.P. ("WAM"), for itself, Wanger Asset Management, LTD., and Ralph Wanger. WAM is an investment Company registered under the Investment Company act of 1940. WAM serves as investment adviser to Acorn Investment Trust, Series Designated Acorn Fund (the "Trust"). Various of WAM's limited partners and employees are also officers and trustees of the Trust. 266,000 shares beneficially owned by the Trust are included as shares over which WAM has shared dispositive power.

   (7) Based upon information provided in a statement on Schedule 13D dated February 25, 1994 as amended through Amendment No.1. dated October 26, 1994 filed with the Securities and Exchange Commission by GHS Management, Inc., James
C. Smith and G. Houston Hall (the "GHS Schedule 13D") with respect to shares held of record by GHS Partners LDC. and Falcon Fund, Ltd. According to the GHS
Schedule 13D, GHS Management, Inc. has sole voting and dispositive power with respect to shares of Common Stock held by GHS Partners LDC. and Falcon Fund, Ltd. (see Notes (8) and (9) below)

   (8) According to the GHS Schedule 13D, Mr. G. Houston Hall has sole voting and sole dispositive power with respect to these shares and shared voting and dispositive power with respect to the shares listed in Note (7) above.

   (9) According to the GHS Schedule 13D, Mr. James C. Smith has sole voting and sole dispositive power with respect to these shares and shared voting and dispositive power with respect to the shares listed in Note (7) above.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

   Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Pursuant to authority provided in the Company's By-Laws, the Board of Directors has fixed at five the number of directors which constitute the whole Board of Directors. The affirmative vote of a plurality of the votes cast by stockholders, whether present in person or by proxy, entitled to vote at the Annual Meeting, a quorum being present, is required to elect each director. It is intended that the shares represented by the proxies will be voted for the election of each of the persons nominated for election except where authority to so vote is withheld. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for any substitute nominee recommended by the Board of Directors. Each nominee has expressed to the Board of Directors his intention to serve the entire term for which he is elected.

   The following table lists the persons nominated for election as directors and the named executive officers in the Summary Compensation Table below and provides information regarding their beneficial ownership of the Common Stock of the Company at March 22, 1996.

Name of            Number of              Nature of                      Percent of
Beneficial Owner       Shares               Beneficial Ownership             Voting Class
- ----------------     ---------                --------------------              -----------
Perry E. Esping         1,337,329(1)    Sole voting and investment power           20.7%

L.D. Brinkman              15,000       Sole voting and investment power            0.2%

Robert E. Masterson           100       Sole voting and investment power            ---

David H. Monnich                0                                                   ---

Paul T. Stoffel           196,798       Sole voting and investment power            3.1%

Jerrold L. Morrison       25,196(2)     Sole voting and investment power            0.4%

Daniel J. Brennan         85,288(3)     Sole voting and investment power            1.3%

Bernard J. Owens          38,006(4)     Sole voting and investment power            0.6%

Thomas E. Kiraly          46,986(5)     Sole voting and investment power            0.7%

All directors and
officers as a group
(11 persons)               1,749,536(6) Sole voting and investment power           26.4%

- ---------------------

   (1)   See Note (2) under the caption Principal Stockholders.

   (2) Represented by 25,000 stock options which are presently exercisable and 196 shares which are held on Mr. Morrison's behalf by the Company 401(k) plan.

   (3) Represented by 60,000 stock options which are presently exercisable, 25,000 stock options which will become exercisable within 60 days of the record date, and 288 shares which are held on Mr. Brennan's behalf by the Company 401(k) Plan.

   (4) Represented by 12,520 shares of common stock for which Mr. Owens is the record holder, 12,333 stock options which are presently exercisable, 12,333 stock options which will become exercisable within 60 days of the record date, and 820 shares which are held on Mr. Owens' behalf by the Company 401(k) plan.

   (5) Represented by 23,555 shares of common stock for which Mr. Kiraly is the record holder, 11,666 stock options which are presently exercisable, 11,666 stock options which will become exercisable within 60 days of the record date, and 99 shares which are held on Mr. Kiraly's behalf by the Company 401(k) plan.

   (6) Includes 161,331 shares subject to employee stock options that are presently exercisable, or will become exercisable within sixty days of the record date.


                        DIRECTORS AND EXECUTIVE OFFICERS

   A brief description of the business experience and current directorships of each nominee for director and each executive officer of the Company is provided below. Directors hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Executive officers are elected by the Board of Directors at its annual meeting and hold office until its next annual meeting or until their successors have been duly elected and qualified.

Directors


Perry E. Esping

   Mr. Esping, age 61, has been a director of the Company since April 1988. He serves on the Compensation Committee of the Board of Directors. Mr. Esping has been Chairman and Chief Executive Officer of the Company since March 15, 1994. Prior to such date, Mr. Esping served as President and Chief Executive Officer of the Company and held such positions since May 27, 1988. He was Chairman of the Board and Chief Executive Officer of First Data Resources, Inc., a subsidiary of American Express engaged in providing data processing services, since before 1983 and until November 1987. He is also a director of Brite Voice Systems, Inc., a provider of voice messaging systems, Service Data Corporation, a data processing company and Computer Management Sciences, Inc., a professional services firm specializing in information technology.

L. D. Brinkman

   Mr. Brinkman, age 67, has been a director of the Company since January 1989. Mr. Brinkman serves on the Compensation Committee of the Board of Directors. He has been Chairman of the Board, Chief Executive Officer and President of LDB Corporation since 1970. LDB Corporation owns and franchises Mr. Gatti's restaurants. Mr. Gatti's, Inc., a wholly owned subsidiary of LDB Corporation, filed for protection under the United States Bankruptcy Code on October 10, 1991 and was the subject of a reorganization plan under Chapter 11 thereof which was confirmed on December 2, 1992.

Robert E. Masterson

   Mr. Masterson, age 50, has been a director of the Company since May 1995. Mr. Masterson is Chairman and Chief Executive Officer of Service Data Corporation and has served in such capacity since 1991. From 1986 to 1991, Mr. Masterson was owner and President of Masterson Properties, a real estate and investment company. He served as a division President with American Express Company in the travel, corporate card and information services divisions from 1984 to 1986. Prior to that time, Mr. Masterson was an officer of First Data Resources, Inc., a subsidiary of American Express providing data processing services.

David H. Monnich

   Mr. Monnich, age 64, has been a director of the Company since January 1989, serves on the Audit Committee and is Chairman of the Compensation Committee of the Board of Directors. Mr. Monnich is Chairman and Chief Executive Officer of Crown Steel, Inc. and has served in such capacity since January 1996. Mr. Monnich sought protection under the United States Bankruptcy Code on June 16, 1995 and received a discharge under Chapter 7, thereof, on October 28, 1995. Mr. Monnich was President and Chief Executive Officer of DHM Corporation, a private holding company, since prior to 1984.

Paul T. Stoffel

   Mr. Stoffel, age 62, has been a director of the Company since March 1989 and is Chairman of the Audit Committee of the Board of Directors. Mr. Stoffel is Chairman of Paul Stoffel Capital Corporation which engages in various private investments. He is also a director of Centex Corporation which is engaged in the residential construction and development industry. Mr. Stoffel was Managing Director of Paine Webber, Inc., an investment banking company, from 1979 through 1985.

Executive Officers


Jerrold L. Morrison

   Mr. Morrison, age 41, is President and Chief Operating Officer and has served is such capacity since January 1996. He was Executive Vice President of the Company since February 1, 1995 and also has served as President of BRC Health Care, Inc., a wholly-owned subsidiary of the Company, since August 1995. Previously he spent seven years as a corporate executive officer of Newtrend, L.P., a financial products and services company in Orlando, Florida serving as President of the client server division the last two years.

Daniel J. Brennan

   Mr. Brennan, age 49, has been President of Business Records Corporation, a wholly-owned subsidiary of the Company ("Business Records"), since June 1992. Previously, he was President of Business Records' Midwestern and Western Regional Divisions from January 1989 to May 1992. He was President of its Information Systems Division from March 1986 until January 1989.

Thomas L. Gegenheimer

   Mr. Gegenheimer, age 54, has been Vice President and Chief Technology Officer since April 1994. Mr. Gegenheimer was previously Director of Information Processing and Networking Services for Disney Worldwide Services, Inc., a provider of services to affiliates of the Walt Disney Company from July 1988 to November 1993.

David A. Hart

   Mr. Hart, age 48, has been an Executive Vice President of the Company since July 1995. Previously he was Vice President, General Counsel and Corporate Secretary of Newtrend, L.P., a financial products and services company from August 1992 to October 1994. Mr. Hart also served as Senior Vice President, General Counsel and Corporate Secretary for Pansophic Systems, Inc., a provider of computer software and hardware products, from August 1986 to October 1991.

Thomas E. Kiraly

   Mr. Kiraly, age 36, has been Chief Financial Officer since March 1994. Prior to that time, he served as Vice President of Finance since January 1989. He formerly was a Senior Management Consultant with Touche Ross & Co., a predecessor to Deloitte & Touche, a national accounting firm, from 1985 until 1989.

Bernard J. Owens

   Mr. Owens, age 49, has been Executive Vice President of the Company since June 1992. He was President of the Eastern Region of Business Records from May 1989 to June 1992. He was Vice President of its Northeast Region prior to 1984 through May 1989.

                             MANAGEMENT COMPENSATION

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers, based on salary, bonuses, and other compensation earned during fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                              ---------------------------------
                                                                                  Awards              Payouts
                                                                              ---------------       -----------
                                            Annual Compensation
                                    -------------------------------------                  Securities
                                                                 Other        Restricted      Under-                All Other
Name and                                                         Annual         Stock         lying       LTIP       Compen-
Principal                                                        Compen-        Award(s)      Options/   Payouts     sation
Position                            Salary        Bonus(A)       sation(D)       (G)           SARs        (E)         (F)
(a)                  Year(b)        ($)(c)        ($)(d)         ($)(e)         ($)(f)        (#)(g)     ($)(h)      ($)(i)
- --------             -------        ------        ------         ------          -----         -----      -----      ------

Esping, P.E.         1995           265,000                                                   150,000                3,234
Chairman and         1994           280,000       100,000(B)                                                         3,234
CEO                  1993           280,000       100,000                                                            2,518

Morrison, Jerrold L. 1995           169,308        37,000         9,664                       125,000
President and Chief  1994
Operating Officer(C) 1993

Brennan, Daniel      1995           200,000                                                    25,000                1,659
President, Business  1994           200,000        87,500                      .               75,000    45,622      1,050
Records Corporation  1993           200,000        87,500

Owens, Bernard       1995           200,000        30,000                                      25,000                3,234
Executive Vice       1994           200,000                                                    37,000    45,622      2,573
President            1993           199,231                                                                          1,131

Kiraly, Thomas       1995           125,000        35,000                                      25,000                1,391
Chief Financial      1994           125,000        35,000                      .               35,000    45,622      2,685
Officer              1993           105,000        30,000                                                              662

   (A) Unless otherwise noted, reflects bonus earned during the fiscal year but paid during the next year.

   (B) Bonus was awarded in May 1995 and paid in June 1995 for performance during 1994.

   (C) Reflects compensation for only a portion of the year paid to Mr. Morrison who became employed by the Company on February 1, 1995. Mr. Morrison presently has an annual salary of $250,000.

   (D) Reflects compensation associated with relocation expenses incurred by Mr. Morrison.

   (E) Reflects payments made in April 1994 associated with the Company's 1990 Key Contributor Plan.

   (F) Amounts represent Company contributions to the Company's 401(k) Plan on the behalf of the listed individuals.

   (G) In 1989, certain participants under the Company's equity participation plans were granted rights to purchase up to an aggregate of 500,000 shares of Common Stock at a purchase price of $10.00 per share. For each share of Common Stock purchased by the participant, the Company granted to such participant the right to purchase an additional one-half share of Common Stock at a purchase price of $.10 per share ("Bonus Shares"). Participants vested in Bonus Shares over a three year period. The following table provides information related to the original number of shares of Common Stock purchased by each participant and the value of any remaining shares held by the participant at the fiscal year end for 1993, 1994 and 1995:


                      Original                    Value at FY-End (1)
                       Shares         ------------------------------------------
Name                  Purchased         1993             1994           1995
- ----                  ---------         ----             ----           ----
Esping, P. E.          290,000        7,669,750        7,633,500      9,446,000
Brennan, Daniel         15,000(2)           ---              ---            ---
Owens, Bernard          15,000(2)           ---              ---            ---
Kiraly, Thomas          15,000(3)       330,000          328,500        403,500


   (1) Value is calculated on any remaining shares of Common Stock held at fiscal year end and is based on the difference between the purchase price and the closing market price of Common Stock as reported by the NASDAQ National Market System on December 31 of each fiscal year end.

   (2)  Sold all 15,000 shares of Common Stock during 1992.

   (3)  Sold 3,000 shares of Common Stock during 1991.

Option Grants During 1995 Fiscal Year

   The following table sets forth information concerning the grant of stock options and stock appreciation rights during the fiscal year ended December 31, 1995 to the named executives:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 Potential Realizable
                                                                                 Value at Assumed
                                                                                 Annual Rates of
                                                                                 Stock Price
                                                                                 Appreciation for
                   Individual Grants                                             Option Term
- ----------------------------------------------------------------           --------------------------
                Number of     Percent of
                Securities       total
                Underlying    Options/SAR's     Exercise
                Options/SARs   Granted to        or Base
Name            Granted       Employees in        Price      Expiration           5%          10%
                 (#)(b)       Fiscal Year(c)    ($/Sh)(d)      Date(e)          ($)(f)      ($)(g)
                ------------  --------------    --------     ----------         ------      ------
Esping, P.E.        150,000        23%          $37.50     August 1, 2005     3,537,532    8,964,801

Morrison, Jerrold    75,000        11%          $34.75  February 15, 2005     1,639,057    4,153,691
                     50,000         8%          $37.50     August 1, 2005     1,179,177    2,988,267
                    -------        ---                                        ---------    ---------
                    125,000        19%                                        2,818,234    7,141,958

Brennan, Daniel      25,000         4%          $37.50     August 1, 2005       589,589    1,494,134

Owens, Bernard       25,000         4%          $37.50     August 1, 2005       589,589    1,494,134

Kiraly, Thomas       25,000         4%          $37.50     August 1, 2005       589,589    1,494,134


Option Exercises During 1995 Fiscal Year and Fiscal Year End Option Values

   The following table provides information related to options and warrants exercised by the named executive officers during the 1995 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES

                                                Number of Securities
                   Shares                      Underlying Unexercised      Value of Unexercised In-The-
                  Acquired                     Options/SAR's at Fiscal        Money Options/SARs at
                    on           Value             Year-End (#)(d)          Fiscal Year-End (2)($)(e)
                  Exercise      Realized (1) --------------------------    ---------------------------
Name(a)             (#)(b         ($)(c)     Exercisable  Unexercisable    Exercisable   Unexercisable
- -------             -----         ------     -----------  -------------    -----------   -------------
Esping, P.E.          ---            ---             ---        150,000            ---         300,000
Morrison, Jerrold     ---            ---             ---        125,000            ---         456,250
Brennan, Daniel       ---            ---          60,000         75,000        821,250         362,500
Owens, Bernard      5,000         83,750          12,333         49,667         77,081         204,169
Kiraly, Thomas     18,000        522,000          11,666         48,333         72,919         195,831

    (1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

    (2) The closing price for the Company's Common Stock as reported by the NASDAQ Stock Market as of December 31, 1995 was $39.50. Value is calculated on the basis of the difference between the option exercise price and $39.50 multiplied by the number of shares of Common Stock underlying the option.


Compensation of Directors

    Each director who is not an officer of the Company or a subsidiary receives an annual fee of $8,000 plus $500 for each Board of Directors or Committee meeting attended. In addition, Committee chairmen who are not officers of the Company or a subsidiary receive an annual fee of $1,000.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

    The Company has strived to structure its executive compensation programs in a manner designed to attract and retain a talented and capable management team, and to provide appropriate compensation based on that team's achievement of financial performance objectives. During 1995, the Compensation Committee held primary responsibility for determining the compensation of the Company's Chief Executive Officer (the "Chief Executive"), and for approving the determinations of compensation paid to other officers and senior executives proposed by the Chief Executive. In determining compensation for the Chief Executive, Mr. Perry
E. Esping abstained from all discussions.

    Compensation is normally paid to the Chief Executive in the form of base compensation, bonus compensation and the granting of options to buy shares of the Company's common stock at then prevailing market prices. Each year the Board of Directors of the Company sets forth certain financial performance objectives for the Company. The Company's ability to meet such targeted financial goals, changes in the market price of the Company's common stock, and the Chief Executive's previous base compensation level, are the most important criteria utilized by the Compensation Committee in determining the compensation of the Chief Executive, although the Compensation Committee reviews other factors, including the compensation awarded to chief executive officers of similar corporations. Based on a review of such criteria, the Compensation Committee will determine the annual base and bonus compensation of the Chief Executive. In addition, the Compensation Committee may grant stock options in order to reward the Chief Executive for the long-term performance of the Company. With respect to the Chief Executive's compensation during 1995, the Compensation Committee primarily considered the Company's financial performance and the previously existing compensation level for the Chief Executive. The Compensation Committee did not, however, establish a quantitative relationship between the financial performance and the Chief Executive's compensation. During fiscal year 1995, the Chief Executive's base salary was lowered by the sum of $30,000 per annum, however, he was awarded a bonus in the amount of $100,000, and was granted an aggregate of 150,000 stock options at a price of $37.50 per share.

    Compensation to other officers and senior executives is also provided in the form of base compensation, bonus compensation and the granting of stock options. Base compensation is determined based on industry norms associated with the position held by the executive and the recommendation of the Chief Executive Officer of the Company, while bonus compensation is normally linked to specific shorter-term (e.g., one to three years) profit objectives. Stock options are granted to reward longer-term performance (particularly the stock price performance) of the Company. The Chief Executive is responsible for the performance assessment of individual officers and senior executives and provides his recommendations to members of the Compensation Committee for review and approval.

         Perry E. Esping          L.D. Brinkman       David H. Monnich

Compensation Committee Interlocks and Insider Participation

    During the last fiscal year, Mr. Esping served as both a member of the Company's Compensation Committee and as the Company's Chief Executive Officer. Certain transactions between the Company and Mr. Esping are described under "Certain Transactions" below. In addition, Mr. Esping is a principal stockholder of Service Data Corporation, a corporation for which Mr. Masterson serves as Chief Executive Officer, a director and stockholder. The Board of Directors of Service Data Corporation is responsible for establishing Mr. Masterson's compensation as Chief Executive Officer.

Stock Performance Chart

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1995 with the cumulative total return on the NASDAQ Index and the Peer Group Index. The Peer Group Index, compiled by the Company, is the average of SIC codes 357, NASDAQ Computer Manufacturer Stocks and 737, NASDAQ Computer and Data Processing Services Stocks. Such compilation was utilized to achieve a comparison with a group of companies which together have similar operations to that of the Company. Management does not believe that any one company or any group of companies in a single industry group provides a comparable index for the Company's performance. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices.

          COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG
    BUSINESS RECORDS CORPORATION, NASDAQ INDEX AND PEER GROUP INDEX

                                [GRAPH]




                            Business            NASDAQ
                             Records             Stock
                           Corporation           Market
 Measurement Period          Holding             Index               Peer
(Fiscal Year Covered)        Company              (US)               Group
- ---------------------        -------             -------            -------
Measurement Point-
12/31/1990                   100.000             100.000            100.000

    1991                     181.818             160.564            170.725
    1992                     167.677             186.866            202.454
    1993                     269.697             214.511            203.873
    1994                     268.687             209.686            237.204
    1995                     319.192             296.304            366.619


Certain Transactions

    In March 1988, the Company sold to Mr. Esping, a then unrelated third party, $10,000,000 of 10% convertible, exchangeable notes due 1998 (the "Notes"). The Notes were convertible, at the option Mr. Esping, into common stock, $.10 par value per share (the "Common Stock"), of the Company at any time at a $14.00 principal amount per share of Common Stock. During 1995, $1,333,333 of face value of the Notes were converted by Mr. Esping into 95,238 shares of Common Stock. During 1994, $7,666,666 of face value of the Notes were converted by Mr. Esping into 547,618 shares of Common Stock. During 1993, $1,000,000 of face value of the Notes were converted by Mr. Esping into 71,429 shares of Common Stock. As a result of these previous conversions of the Notes into Common Stock, no further Notes are outstanding as of the record date.


    A subsidiary of the Company leases real property owned by a partnership that includes as a partner Mr. Brennan, an executive officer of the Company. The lease agreement covering this parcel has a term expiring in February 2004. Annual rental payments paid by the Company in 1995, 1994, and 1993, were $217,000, $211,000 and $203,000 respectively. Management believes that, under the circumstances under which the lease was negotiated, the terms of the lease are at least as favorable to the Company as those that could have been obtained in an arm's-length transaction with unaffiliated parties.

    A business partly owned by a family member of Mr. Esping's leases real property from the Company. The lease agreement covers 5,600 square feet of production and warehouse space which was otherwise unused by the Company. The Company collects approximately $20,000 annually under the lease which expires in May 1999. Management believes that the lease rate was consistent with market conditions at the inception of the lease.

    The Company subleases office space to Mr. Esping for personal use. The lease agreement covers 1,266 square feet of office space on which the Company collects approximately $12,000 annually in rent. Management believes that the lease rate negotiated was consistent with existing market conditions at the inception of the lease.

    During 1995, the Company funded and recorded as an employee receivable $595,000 as a relocation loan to Mr. Morrison. This receivable bears an interest rate which was comparable to existing market rates for home mortgages at the time of the loan and is due September 1996.

Section 16(a) Reporting

    Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except Mr. Ned J. Simpson filed one late report concerning the cancellation of 33,333 of his employee stock options during December 1995.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established the Audit Committee, and the Compensation Committee, to assist the Board of Directors in carrying out its duties.

    The Audit Committee's duties include engaging and discharging the Company's independent auditors; reviewing and approving the engagement of the auditors for audit and non-audit services; reviewing with the independent accountants the fee, scope, and timing of the audit and non-audit services; reviewing the completed audit with the independent accountants regarding their report, the conduct of the audit, any accounting adjustments and recommendations for improving internal controls, and any other significant findings during the audit; meeting periodically with the Company's management, financial staff and auditors to discuss internal accounting and auditing procedures; initiating and supervising any special investigations it deems necessary; and reviewing significant press releases concerning financial matters.

    The Compensation Committee periodically reviews the Company's compensation, employee benefit plans, and other fringe benefits paid to or provided for officers and directors of the Company and approves the annual salaries and bonuses of officers of the Company and executive officers of the Company's subsidiaries. The Compensation Committee also selects the employees to whom options may be granted under the Company's option plans and generally administers the option plans.

    During 1995 the Board of Directors held five meetings (excluding three actions by unanimous consent). The Audit Committee held one meeting and the Compensation Committee held two meetings during such year. All members of the Board of Directors attended all of their respective Board and committee meetings during 1995.

                                  PROPOSAL TWO:
                           CHANGE OF CORPORATE NAME TO
                               BRC HOLDINGS, INC.

    After careful consideration, on February 13, 1996, the Board of Directors adopted a resolution proposing that the Company amend its Restated Certificate of Incorporation ("The Certificate of Incorporation") to change its corporate name to BRC Holdings, Inc. The adoption of the proposed amendment to the Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock.

    The Company's current name of "Business Records Corporation Holding Company" infers that the Company's products and services primarily involve records management services. However, due to the Company's acquisition of CMSI, Inc. in 1993, and the Company's offering of other specialized information systems products, during 1995 government records management services constituted only 16% of the Company's total revenues.

    To address this issue, during the last two years, the Company has adopted to a use of the acronym "BRC" for marketing and internal purposes. To formally recognize this change, and to ensure a consistent reference to the Company both internally and for external reporting purposes, the Company has proposed this change in name.

    A vote "FOR" this proposal would authorize the Company, subject to required governmental approvals and consents, to change the name of the Company to "BRC Holdings, Inc.," or similar derivation of such name.

    Unless marked to the Company, proxies received will be voted "FOR" an amendment to the Certificate of Incorporation to change the name of the Company to BRC Holdings, Inc., an affirmative vote a majority of the outstanding shares of the Company's common stock is required to approve the Amendment.

The Board of Directors recommends a vote "FOR" this proposal.

                                 PROPOSAL THREE:
       AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                   NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

    Under the provisions of Article Fourth of the Company's Certificate of Incorporation, as amended, the Company's current authorized capital stock is twelve million shares, consisting of ten million shares of common stock, with a par value of $0.10 per share ("Common Stock") and two million shares of preferred stock, with a par value of $10.00 per share. As of the record date there were 6,461,603 shares of Common Stock issued and outstanding and 2,119,141 shares reserved for issuance upon the exercise of stock options. At a meeting held on February 13, 1996, a resolution was unanimously adopted by the Board of Directors of the Company which approved for submission to a vote of the stockholders a proposal to amend the first paragraph of Article Fourth of the Certificate of Incorporation to provide for a total authorized capital stock of the Company of twenty-two million shares, consisting of twenty million shares of common stock, par value $0.10 per share, and two million shares of preferred stock, par value $10.00 per share. In all other respects, Article Fourth of Certificate of Incorporation would remain unchanged.

    No specific transaction is now contemplated which would result in the issuance, after amendment of the Certificate of Incorporation or additional shares of the common stock. However, the Board of Directors believes it would be advantageous to the Company to have such additional shares available for issuance to meet possible future developments and financing requirements, without the expense and delay of calling a special meeting of the stockholders to secure authorization each time a specific need arises. Among the purposes for which such additional authorized but unissued shares of stock could be used would be for acquisition of businesses and the raising of funds for general corporate requirements. The increase in the authorized capital stock of the Company would also permit the Board of Directors to consider the possibility of declaring a stock dividend to its existing stockholders or to provide for additional shares to be reserved for issuance under various of the Company's stock option and other plans as a means of retaining qualified management personnel and attracting additional personnel. While the reasons for the increase in the authorized capital stock which will result from the approval of this proposed amendment are those discussed above, the availability of the additional common stock could also be utilized by the Company as a part of a defensive strategy to counter any hostile takeover attempts, although such action is not presently anticipated. Although the Company anticipates issuing the newly authorized stock at some time in the future for one or more of the reasons set forth above, it has no present intention of doing so for any particular purpose.

    The Board recommends that the following amendment in the first paragraph of Article Fourth of the Certificate of Incorporation approved by the Board of Directors be approved by the stockholders:

    "Fourth.  This corporation is authorized to issue twenty two million
     (22,000,000) shares of capital stock. Twenty million (20,000,000) of the authorized shares shall be common stock, par value $0.10 each, and two million (2,000,000) of the authorized shares shall be preferred stock, $10.00 par value each."

    A copy of the entire text of Article Fourth of the Certificate of Incorporation is attached as Exhibit A to this Proxy Statement. The italicized portions of paragraph 1 of Article Fourth in Exhibit A reflect the proposed amendment to be voted on at the Annual Meeting.

    Unless marked to the contrary, proxies received will be voted "FOR" adoption of the foregoing amendment to the Certificate of Incorporation. An affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required to approve the amendment.

The Board of Directors recommends a vote FOR this proposal.


                                 PROPOSAL FOUR:
                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    On August 1, 1995, the Board of Directors adopted, subject to stockholder approval, the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Director Option Plan"), the text of which is attached as Exhibit B to this Proxy Statement. The material features of the Directors Option Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Director Option Plan.

General

    The purpose of the Director Option Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent non-employee directors, whose efforts and judgment are important to the success of the Company. In furtherance of this purpose, the Director Option Plan authorizes granting to such non-employee directors the option to purchase Common Stock ("Director Options"). The Director Options are nonqualified stock options ("NQSOs") under the Internal Revenue Code of 1986, as amended (the "Code"). A total of 120,000 shares of Common Stock (subject to adjustment as described below) will be reserved for issuance upon the exercise of Director Options. If any Director Option terminates or expires or is cancelled or surrendered as to any shares, new Director Options may be granted covering such shares.

Terms and Conditions

    Subject to stockholder approval, the Director Plan provides that any non-employee director of the Company who was a member of the Board of Directors of the Company on the date the Director Option Plan was adopted (the "Effective Date") will be granted a Director Option for 10,000 shares of Common Stock on such date. Each non-employee director who was not a member of the Board on the Effective Date shall be granted a Director Option for 10,000 shares of Common Stock on the next annual anniversary date of the Effective Date following their appointment or election to the Board of Directors. Each non-employee director shall also receive a Director Option to purchase an additional 10,000 shares of Common Stock on each of the two anniversary dates of the date when they were first granted a Director Option under the Director Plan. Each Director Option has, or will have, an exercise price equal to the fair market value of the Common Stock on the date of grant. In each case, each Director Option will vest yearly in equal installments of 2,000 shares and will expire ten years after the date of grant. No director may receive options exercisable for more than 30,000 shares of Common Stock under the Director Plan. Pursuant to the terms and conditions thereof, on the effective date, Messrs. Brinkman, Masterson, Monnich and Stoffel each were granted options to purchase 10,000 shares of common stock under the Director Option Plan on the effective date the fair market value of a share of common stock was $37.50. As of March 22, 1996, the fair market value of a share of Common Stock was $37.00.

    The Director Option Plan will be administered by a director stock option committee consisting of not fewer than three members of the Board of Directors. However, if this committee is not appointed by the Board of Directors, the entire Board of Directors will administer the Director Option Plan.

    The exercise price of a Director Option may be paid in cash, certifed or cashier's check, money order, or by delivery of already owned shares of Common Stock (if permitted by the applicable option agreement and the committee at the time of exercise) having a fair market value equal to the exercise price, or by delivery of a combination of the above.

    To prevent dilution of the rights of a holder of a Director Option, the Director Option Plan provides for the adjustment of (i) the number of shares upon which Director Options may be granted, (ii) the number of shares subject to outstanding Director Options and (iii) the exercise price of a Director Option, in the event of any subdivision or consolidation of shares of Common Stock, any stock dividend, recapitalization or other capital adjustment.

    The Director Options are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the Director Option is exercisable only by him, his guardian or legal representative. The Company anticipates registering the shares of Common Stock issuable pursuant to the exercise of Director Options with the Securities and Exchange Commission (the "Commission").

    A Director Option will terminate on the earlier to occur of (i) 30 days after the date that the optionee ceases to be a Director, except that if the optionee dies while a director, the Director Option will expire one year therefrom or six months therefrom if the optionee dies during the 30-day period referenced above, or (ii) 10 years from the date of grant of the Director Option. No executive officer of the Company participates in the Director Option Plan, and no executive officer or employee of the Company received Director Options during the last year.

Termination of Director Option Plan

    The Director Option Plan will terminate on August 1, 2005, although any Director Options outstanding on such date will remain outstanding until they have either expired or been exercised.

New Plan Benefits

    The Director Option Plan only applies to the Company's outside directors. Given that the number of directors of the Company may change at any time during a given year, it is not possible to determine the aggregate number of shares underlying options which may be granted in any fiscal year. However, the Director Plan only contemplates that an aggregate of 120,000 shares (subject to adjustment) may be issued thereunder. All options granted under the Director Plan are exercisable at the fair market value of the Company's common stock on the date of grant. Nevertheless, set forth below is the Company's estimate of the number of shares underlying options and the gross dollar value thereof if the Director Plan had been in effect during all of fiscal 1995 to all non-executive officer directors as a group. The Director Option Plan does not apply to, and the table below does not provide information with respect to, (i) the executive officers of the Company named in the summary compensation table under "Executive Compensation," (ii) all executive officers as a group, and
(iii) all non-executive officers/employees as a group.

                                         1995 Stock Option Plan
                                       For Non-Employee Directors

                                  Gross Dollar          Number of Shares
         Position                 Value(1)(2)         Underlying Option (2)

Non-Executive Director Group      1,480,000                  40,000
(4 persons)(3)

(1) Represents the fair market value per share of the Common Stock, $37.00 on March 22, 1996, multiplied by the number of shares underlying options which could have been issued in fiscal 1995 had the Director Option Plan been in effect.

(2) This estimate is not necessarily indicative of the gross dollar value or the number of shares that may be issued under the Director Option Plan in the future.

(3) Only outside directors are eligible to participate in the Director Option Plan.

Federal Income Tax Consequences

    The federal income tax rules summarized below are based upon current tax laws and, thus, are subject to change. Moreover, this summary of the tax consequences is not intended to be a complete description of all federal, state and local tax consequences of the Director Option Plan.

    The grant of a Director Option will not be taxable to an optionee. Generally, upon the exercise of a Director Option which has been held by the optionee for at least six months, an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will recognize ordinary income at the time of exercise in an amount equal to the excess of the then fair market value of the shares of Common Stock purchased over the exercise price. Because participants in the Director Option Plan will not be employees of the Company, there will be no withholding with respect to the recognized ordinary income resulting from the exercise of Director Options (although the self-employment tax on self-employed persons generally will apply thereto). When shares of Common Stock received upon the exercise of a Director Option subsequently are disposed of in a taxable transaction, the optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the Director Option was exercised. Such capital gain (or loss) will be long or short term depending upon the optionee's holding period for the Common Stock acquired upon exercise of the Director Option.


Approval

    Assuming the presence of a quorum, the proposal to approve the Director Option Plan adopted by the Board of Directors of the Company requires the approval by the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy. Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval.

The Board Of Directors Recommends a vote FOR this proposal.


                             STOCKHOLDERS' PROPOSALS

    Any proposals that stockholders of the Company desire to have presented at the 1997 annual meeting of stockholders must be received by the Company at its principal executive offices not later than December 11, 1996 in order to be included in the Company's proxy statement and form of proxy with respect to such 1997 annual meeting.

                                     GENERAL

    The Board of Directors has engaged the firm of Price Waterhouse LLP to act as the independent auditors of the Company for fiscal year 1995. As of the date of this proxy statement, the Board of Directors has not had the opportunity to meet and designate the independent auditors for fiscal year 1996. One or more representatives of Price Waterhouse LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders.

    The accompanying proxy is being solicited on behalf of the Board of Directors. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and officers and employees of the Company. The cost of any such solicitation will be borne by the Company. Arrangements have been made with Corporate Investor Communications, Inc. ("CIC") for the delivery of proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to their beneficial owners. If deemed necessary by the Company, the Company may engage CIC to solicit proxies for a prearranged fee.

    The cost of approximately $4,000 plus out-of-pocket expenses for proxy distribution by CIC and any additional expenses resulting from any such solicitation will be borne by the Company.

                                  By Order of the Board of Directors,



                                  Perry E. Esping
                                  Chairman and Chief Executive Officer
Dallas, Texas
April 10, 1996
                               Exhibit A

                                 ARTICLE FOURTH
                                     OF THE
                          CERTIFICATE OF INCORPORATION

    "Fourth". This corporation is authorized to issue twenty-two million (22,000,000) shares of capital stock. Twenty million (20,000,000) of the authorized shares shall be common stock, $0.10 par value each, and two million (2,000,000) of the authorized shares shall be preferred stock, $10.00 par value each.

    Each holder of both classes of capital stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by the shareholder.

    Shares of preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Subject to the preceding paragraph, each such series shall have such voting powers and such preferences and relative, participating, optional or other special rights, with such qualification, limitations, or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issue of such series of preferred stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which accumulated preferred dividends, if any, shall be cumulative.

    No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                                    Exhibit B


                             1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       OF
                  BUSINESS RECORDS CORPORATION HOLDING COMPANY


    1. Purpose. The purpose of this Plan is to advance the interests of Business Records Corporation Holding Company, a Delaware corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

    2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a)  "Board" shall mean the Board of Directors of the Company.

         (b) "Change of Control" shall mean either the effective date of either the merger or consolidation of the Company into another corporation, or the exchange or acquisition by another person or entity in one transaction or a series of transactions of all or substantially all of the Company's assets or fifty percent (50%) or more of it then outstanding voting stock, whether through merger, consolidation or otherwise, or the recapitalization, reclassification, liquidation or dissolution of the Company.

         (c) "Committee" shall mean the stock option committee, if any, appointed by the Board pursuant to Section 11 hereof.

         (d) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4(c) hereof.

         (e)  "Director" shall mean a member of the Board.

         (f) "Effective Date" shall have the meaning set forth in Paragraph 13 below.

         (g) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not employees of the Company or a Subsidiary and (ii) have not previously been granted Options to purchase Thirty Thousand Shares under this Plan.

         (h) "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day. For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Shares are included in the Nasdaq Stock Market's National Market ("NASDAQ-NMS") or are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system, (iii) if Shares are otherwise quoted on the National Association of Securities Dealers Automated Quotation System ("GNOSTIC"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iv) if none of clause (i), (ii) or (iii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five (5) of the ten (10) preceding days.

         (i) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

         (j) "Nonincentive Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (k) "Option" (when capitalized) shall mean any option granted under this Plan.

         (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

         (m) "Plan" shall mean this 1995 Stock Option Plan for Non-Employee Directors of Business Records Corporation Holding Company.

         (n) "Share(s)" shall mean a share or shares of the common stock, par value ten cents ($.10) per share, of the Company.

         (o) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    3. Shares and Options. The maximum number of Shares to be issued pursuant to Options under this Plan shall not exceed ONE HUNDRED TWENTY THOUSAND SHARES (120,000). Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Nonincentive Stock Option.

    4. Automatic Grant of Options. (a) Options shall automatically be granted to Eligible Persons as provided in this Section 4. Notwithstanding the foregoing, no Eligible Person shall be granted Options under this Plan to purchase, in the aggregate, more than THIRTY THOUSAND SHARES, except to the extent that any unexercised Options expire or are otherwise terminated. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) The Options automatically granted to Directors under this Plan shall be in addition to regular director's fees or other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

         (c) Options shall be automatically granted and shall thereafter automatically vest as follows:

              (i) Each eligible Person who is in office on the Effective Date shall, on the Effective Date, automatically be granted an Option to acquire TEN THOUSAND (10,000) Shares and such Option shall vest as to TWO THOUSAND (2,000) Shares on each of the first five anniversaries of the Date of Grant;

              (ii) Each Eligible Person who is in office on each anniversary of the Effective Date shall automatically be granted an Option to acquire TEN THOUSAND (10,000) Shares and such Option shall vest as to TWO THOUSAND (2,000) Shares on each of the first five anniversaries of the Date of Grant.

         (d) Any Option that may be granted pursuant to subparagraph (c) of this Section 4 prior to the approval of this Plan by the stockholders of the Company is subject to the approval of this Plan by the stockholders of the Company within twelve (12) months after the Effective Date of this Plan. If any Optionee exercises an Option prior to such stockholder approval, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the Shares to be issued pursuant to such exercise until the stockholders approve this Plan. If this Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If this Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee.

         (e) Except for the automatic grants of Options under subparagraph (c) of this Section 4, no Options shall otherwise be granted hereunder, and neither the Board nor the Committee, if any, shall have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

    5. Option Price. The option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

    6. Exercise of Options. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 7. No Option shall be exercisable prior to six (6) months following the Date of Grant. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company.

    7. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (a) thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

         (b) (y) one (1) year after the date that an Optionee ceases to be a Director by reason of death of the Optionee or (z) six (6) months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 7(a); or

         (c)  the tenth (10th) anniversary of the Date of Grant of the Option.

    8. Adjustment of Shares. (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                 (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

    9. Transferability of Options. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that so long as an Optionee lives, only such Optionee or his or her guardian or legal representative shall have the right to exercise the related Option.

    10. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

                  (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                 (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

    Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

    11. Administration of the Plan. (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than three (3) members of the Board; provided, however, that if no Committee is appointed, the Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

         (d) This Plan is intended and has been drafted to comply with Rule 16b-3, as amended, under the Securities Exchange Act of 1934, as amended. If any provision of this Plan does not comply with Rule 16b-3, as amended, this Plan shall be automatically amended to comply with Rule 16b-3, as amended.

    12. Interpretation. (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

         (b) THIS PLAN SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO DELAWARE CONFLICT OF LAW
PROVISIONS.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

    13. Effective Date, Termination Date and Amendment of Plan. The effective date of this Plan is the date set forth below as such (the "Effective Date"), on which date the Board adopted this Plan; provided, however, if this Plan is not approved by the stockholders of the Company within twelve (12) months after the Effective Date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date set forth below, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Committee may at any time make such modification or amendment to the Plan as it deems advisable; provided, however, that the Plan may not be amended more than once every six (6) months, other than to comport with the changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, however, that, except as provided in
Section 8, the Committee may not, without the approval of the stockholders of the Company, increase the maximum aggregate number of shares for which Options may be granted under the Plan, or the number of Shares for which an Option may be granted to any Eligible Person. Termination or any modification or amendment of the Plan shall not, without the consent of the Eligible Person, affect his or her rights under an Option previously granted to him or her.

    14. Change of Control. In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after a Change of Control, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Change of Control, that, for some period of time prior to such Change of Control such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary in Section 4(c) and that, upon the occurrence of such Change of Control, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such Change of Control, from and after such Change of Control, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Change of Control by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such Change of Control. Notwithstanding the foregoing, in the event that the Committee determines that the Option cannot be exercised or terminates after the occurrence of a Change of Control, then to the extent the Eligible Person has not exercised such Option or otherwise received adequate consideration in respect thereof prior to the occurrence of such Change of Control, the Eligible Person shall be entitled to receive in consideration for the termination of such Option, whether or not then exercisable or vested, an amount not less than the excess, if any, of (a) the per share consideration payable pursuant to the terms of such Change of Control, in respect of the Common Stock (or, if applicable, in respect of the assets of the Company) over (b) the option price per Share for all Shares of Common Stock subject to such Option, times the number of Shares of Common Stock subject to such Option; provided, however, that, to the extent the consideration referred to in clause (a) above includes, in whole or in part, securities or property (other than cash), the per share consideration for purposes of such clause (a) shall equal the Fair Market Value of such securities or property plus any cash portion of the consideration. Notwithstanding anything to the contrary contained herein, an Eligible Person shall vest and be entitled to one hundred percent (100%) of any options theretofore granted to such person, and all such Options shall become fully exercisable immediately prior to (but conditional upon the occurrence of) any event constituting a Change of Control.

                     BUSINESS RECORDS CORPORATION HOLDING COMPANY
                         1111 W. MOCKINGBIRD LANE, SUITE 1400
                                 DALLAS, TEXAS 75247

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby (1) acknowledges receipt of the notice dated
  P April 10, 1996 of the annual meeting of stockholders of Business Records Corporation Holding Company (the 'Company') to be held in the
  R Mockingbird II Room of the Radisson Hotel Dallas, 1893 W. Mockingbird Lane, Dallas, Texas on Thursday, May 16, 1996 at 9:00 a.m., Dallas
  O time, and the proxy statement in connection therewith, and (2) appoints Perry E. Esping and Paul T. Stoffel, and each of them, his
  X proxies, with full power of substitution, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all
  Y of the shares of Common Stock of the Company held of record by the undersigned on March 22, 1996 at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

        1. Election of Directors, Nominees: L. D. Brinkman, Perry E. Esping, Robert E. Masterson,
          David H. Monnich, and Paul T. Stoffel.

        2. To approve amendment to the Company's Restated Certificate of Incorporation to change the name to BRC Holdings, Inc.

        3. To approve amendment to the Company's Restated Certificate of Incorporation to increase the number of common shares authorized for issuance by 10,000,000.

        4. To approve adoption of the 1995 Stock Option Plan for Non-Employee Directors and the granting of options to four directors of the Company thereunder.

        You may specify your choices by marking the boxes on the reverse side, but you do not need to mark any boxes if you want to vote as recommended by the Company's Board of Directors. The proxies cannot vote your shares unless you sign and return this proxy card.

                               SEE REVERSE SIDE

           Please mark your                                SHARES IN YOUR NAME
    [X]    votes as in this
           example



                   FOR                WITHHELD
1. Election
   of Directors    [ ]                   [ ]
  (SEE REVERSE)

For, except withheld from the following nominee(s):

____________________________________________________
                                                                     Check if
                                                                [ ]  Change of
                                                                     Address

                                          FOR      AGAINST    ABSTAIN
2. Amendment to Change Company's Name     [ ]        [ ]        [ ]

3. Amendment to Increase common shares    [ ]        [ ]        [ ]

4. Adoption of 1995 Stock Option Plan and
   granting options to four directors.    [ ]        [ ]        [ ]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   SIGNATURE(S) ____________________________________________ DATE ____________

              Please sign exactly as name is registered under
                         the plan and appears above.

                    BUSINESS RECORDS CORPORATION HOLDING COMPANY
                        1111 W. MOCKINGBIRD LANE, SUITE 1400
                                DALLAS, TEXAS 75247

       THESE CONFIDENTIAL VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE
                                 BOARD OF DIRECTORS

     The undersigned participant in the BUSINESS RECORDS CORPORATION 401(k) RETIREMENT SAVINGS PLAN & TRUST (the 'Plan') hereby (1) acknowledges
  P receipt of the notice dated April 10, 1996 of the annual meeting of stockholders of Business Records Corporation Holding Company
  R  (the 'Company') to be held in the Mockingbird II Room of the Radisson
     Hotel Dallas, 1893 W. Mockingbird Lane, Dallas, Texas on Thursday, May 16, O 1996 at 9:00 a.m., Dallas time, and the proxy statement in connection therewith, and (2) directs First Interstate Bank of Texas, Trustee, to vote X (or cause to be voted) all whole shares of stock of the Company credited to the undersigned's account under the Plan and standing in the Trustee's name Y on March 22, 1996 (the 'Shares'), at said meeting and at any adjournment thereof, and the undersigned directs that his Shares be voted as follows:

      1. Election of Directors, Nominees:
         L.D. Brinkman, Perry E. Esping, Robert E. Masterson, David H. Monnich, and Paul T. Stoffel.

      2. To approve amendment to the Company's Restated Certificate of Incorporation to change the name to BRC Holdings, Inc.

      3. To approve amendment to the Company's Restated Certificate of incorporation to increase the number of common shares authorized for issuance by 10,000,000.

      4. To approve adoption of the 1995 Stock Option Plan for Non-Employee Directors and the granting of options to four directors of the Company thereunder.

The shares credited in the name of the undersigned will be voted as specified if this card is signed by or on behalf of the participant and received by the Trustee by May 10, 1996. If no specification is made as to how to vote the shares, then the shares will be voted for the matters specifically referred to above. If this card in not so signed and received by the Trustee, then the shares will be voted by the Trustee in the same proportion as the shares with respect to which voting instructions are received.
                                                           SEE REVERSE
                                                              SIDE

           Please mark your                               SHARES IN YOUR NAME
      [ ]  votes as in this
           example

                     FOR                WITHHELD
1. Election
   of Directors      [ ]                  [ ]
   (SEE REVERSE)

For, except vote withheld from the following nominee(s):

________________________________________________________
                                                                       Check if
                                                                  [ ]  Change of
                                                                       Address

                                           FOR      AGAINST    ABSTAIN

2. Amendment to Change Company's Name      [ ]        [ ]        [ ]

3. Amendment to Increase common shares     [ ]        [ ]        [ ]

4. Adoption of 1995 Stock Option Plan and
   granting options to four directors      [ ]        [ ]        [ ]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   SIGNATURE(S) ____________________________________________ DATE ____________

   SIGNATURE(S) ____________________________________________ DATE ____________

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.